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                                  EXHIBIT 10.1

                                       TO

                                 GARGOYLES, INC.

                                    FORM S-1


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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 14th day of March, 1995, by and between GARGOYLES, INC., a Washington corporation ("Gargoyles"), PRO-TEC, INC., a Washington corporation ("Pro-Tec"), ANTONE MANUFACTURING, INC., a Washington corporation ("Antone"), CAROL AND DENNIS BURNS, husband and wife (collectively "Burns"), DOUGLAS HAUFF ("Hauff"), JOHN STECKLER ("Steckler"), TRILLIUM CORPORATION, a Washington corporation ("Trillium"), DAVID R. SYRE ("Syre"), and the other investors listed on Exhibit
2. Gargoyles, Pro-Tec and Antone shall sometimes collectively be referred to herein as the "Companies." Trillium, Syre, and those persons listed on the attached Exhibit 2 shall sometimes collectively be referred to herein as the "Investors" and each as an "Investor".

                                    RECITALS


         A. Burns owns 68.4 shares, representing ninety-five percent (95%) of the issued and outstanding shares, of capital stock of Gargoyles; 50,400 shares, representing ninety percent (90%) of the issued and outstanding shares, of capital stock of Pro-Tec; and 1000 shares, representing one hundred percent (100%) of the issued and outstanding capital stock of Antone.

         B. Hauff is the President of Gargoyles and Pro-Tec, and owns 3.6 shares, representing five percent (5%) of the issued and outstanding shares, of the Gargoyles Common Stock; and 5,600 shares, representing ten percent (10%) of the issued and outstanding shares, of the Pro-Tec Common Stock. In addition, Hauff has an option to acquire an additional ten percent interest in Gargoyles and five percent interest in Pro-Tec under Employment Agreements between the corporations, Burns and Hauff dated January 5, 1994 (the "Hauff-Gargoyles Employment Agreement and the Hauff-Pro-Tec Employment Agreement", respectively).

         C. Gargoyles and Antone design, develop, manufacture, market and distribute performance eyewear and sun glasses under the Gargoyles trade name and mark. Pro-Tec designs, markets and distributes sports helmets and other sports products. The three Companies are operated out of premises located at 5866 South 194th Street, Kent, Washington (the "Premises").

         D. Subject to the terms and conditions set forth in this Agreement, Burns and Hauff desire to reorganize and recapitalize Gargoyles, Pro-Tec and Antone and to
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sell shares in Gargoyles and Pro-Tec to the Investors, and the Investors desire to purchase such shares.

         E. Capitalized terms shall have the meanings ascribed to them herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein, the parties hereto hereby agree as follows:

1.   REORGANIZATION; RECAPITALIZATION

         1.1  MERGER OF ANTONE INTO GARGOYLES; RECAPITALIZATION

         Prior to the Closing Date, Burns and Hauff shall cause to be properly performed all corporate action required to merge Antone into Gargoyles and to recapitalize the surviving entity, Gargoyles. On or before the Closing Date, Antone shall be merged into Gargoyles and Gargoyles shall be recapitalized in accordance with the Merger and Recapitalization Agreement and Articles of Merger attached as Exhibit 1 hereto (the "Merger and Recapitalization"). As part of the Merger and Recapitalization, the Articles of Incorporation of Gargoyles shall be amended and restated substantially in the form attached hereto as Exhibit 6.1 in which Gargoyles shall authorize the issuance of two million shares of common stock of Gargoyles (the "Gargoyles Common Stock"). The Gargoyles Common Stock will have the rights, restrictions, privileges and preferences set forth in the Gargoyles Amended and Restated Articles of Incorporation. Following the closing of the Merger and Recapitalization, there shall be one million (1,000,000) shares of Gargoyles Common Stock issued and outstanding; Burns shall hold 950,000 shares of Gargoyles Common Stock and Hauff shall hold 50,000 shares of Gargoyles Common Stock. Of those shares held by Burns, one hundred thousand (100,000) shares of the Gargoyles Common Stock (the "Optioned Shares") will be subject to the option to purchase granted by Burns to Hauff under the Gargoyles
- - Hauff Employment Agreement (the "Hauff Option").

         1.2  RECAPITALIZATION OF PRO-TEC

         Prior to the Closing Date, Burns and Hauff shall cause to be properly performed all corporate action required to amend and restate the Articles of Incorporation for Pro-Tec in the form of the attached Exhibit 6.1 and to recapitalize Pro-Tec as set forth in such Amended and Restated Articles. Upon filing the Amended and Restated Articles of Incorporation for Pro-Tec, Pro-Tec shall be authorized to issue two million (2,000,000) shares of common stock (the "Pro-Tec Common

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Stock"). The Pro-Tec Common Stock will have the rights, restrictions, privileges and preferences set forth in the Pro-Tec Amended and Restated Articles of Incorporation. Following the recapitalization of Pro-Tec, there shall be one million (1,000,000) shares of Pro-Tec Common Stock issued and outstanding of which 900,000 shares shall be held by Burns and 100,000 shares shall be held by Hauff.

2.       REDEMPTION AND SALE OF COMMON STOCK OF GARGOYLES AND PRO-TEC

         2.1 PURCHASE AND SALE OF PRO-TEC COMMON STOCK

             (a) Investors. Subject to the terms and conditions of this Agreement, on the Closing Date, Burns shall sell to the Investors and, and each Investor and shall purchase from Burns, severally and not jointly, the total number of shares of Pro-Tec Common Stock set opposite such Investor's name on the attached Exhibit 2 for a purchase price of $.05416 per share. The total number of shares of Pro-Tec Common Stock to be purchased by the Investors and shall be six hundred thousand (600,000) shares. The purchase price for the Pro-Tec Common Stock shall be paid by each of the Investors other than Trillium by wire transfer made on the Closing Date into an account or accounts specified by Burns. Trillium will pay the purchase price for its shares of Pro-Tec Common Stock by delivering to Burns a Promissory Note in the principal amount scheduled for Trillium on Exhibit 2 (the "First Trillium Note"). Interest on the First Trillium Note shall accrue at the rate of seven percent (7%) per annum. Only accrued interest on the First Trillium Note shall be payable beginning with the first payment of interest due April 1, 1995 and continuing on the first day of each month thereafter so long as any principal amount shall remain unpaid. The principal amount of the First Trillium Note shall be due in full on January 2, 1996. The First Trillium Note shall be secured in full by an irrevocable stand-by letter of credit on terms reasonably acceptable to Trillium and Burns. The First Trillium Note shall carry a prepayment prohibition. All payments to Burns under the terms of the First Trillium Note shall be paid to Burns free and clear of any restrictions, conditions, claims, counterclaims, or defenses, and free and clear of and without deductions, set-offs, or withholdings of any nature, present or future.

             (b) Steckler. Subject to the terms and conditions of this Agreement, Burns shall sell to Steckler and Steckler shall purchase from Burns fifty thousand 50,000 shares of Pro-Tec Common Stock for a purchase price of $.05416 per share. The purchase price for the Pro-Tec Common Stock shall be paid by Steckler by wire transfer made on the Closing Date into an account or accounts specified by Burns.

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         2.2 PURCHASE AND SALE OF OPTIONED SHARES

         Subject to the terms and conditions of this Agreement, on the Closing Date, Burns shall sell to the Investors, and each Investor shall purchase from Burns, severally and not jointly, the total number of Optioned Shares set opposite such Investor's name on the attached Exhibit 2 for a purchase price of five dollars ($5.00) per share, plus the assumption of the obligations to Burns under the terms of the Hauff Option. The total number of Optioned Shares to be purchased by the Investors shall be one hundred thousand (100,000) shares. The purchase price for the Optioned Shares shall be paid by each of the Investors other than Trillium by wire transfer made on the Closing Date into an account or accounts specified by Burns. Trillium will pay the purchase price for its shares of Optioned Shares by delivering to Burns a Promissory Note in the principal amount scheduled for Trillium on Exhibit 2 (the "Second Trillium Note"). Interest on the Second Trillium Note shall accrue at the rate of seven percent (7%) per annum. Only accrued interest on the Second Trillium Note shall be payable beginning with the first payment of interest due April 1, 1995 and continuing on the first day of each month thereafter so long as any principal amount shall remain unpaid. The principal amount of the Second Trillium Note shall be due in full on January 2, 1996. The Second Trillium Note shall be secured in full by an irrevocable stand-by letter of credit on terms reasonably acceptable to Trillium and Burns. The Second Trillium Note shall carry a prepayment prohibition. All payments to Burns under the terms of the Second Trillium Note shall be paid to Burns free and clear of any restrictions, conditions, claims, counterclaims, or defenses, and free and clear of and without deductions, set-offs, or withholdings of any nature, present or future.

         2.3 PURCHASE OF GARGOYLES COMMON STOCK FROM GARGOYLES

         Subject to the terms and conditions of this Agreement, on the Closing Date, Gargoyles shall sell to the Investors, and each Investor shall purchase from Gargoyles, severally and not jointly, the total number of shares of Gargoyles Common Stock set opposite such Investor's name on the attached Exhibit 2 for a purchase price of eight and 97916/100 dollars ($8.97916) per share. The total number of shares of Gargoyles Common Stock to be purchased by the Investors shall be six hundred thousand (600,000) shares. The purchase price for the Gargoyles Common Stock shall be paid by each of the Investors as follows:

             (a) Investors other than Trillium. Each of the Investors other than Trillium shall pay the purchase price for their Gargoyles Common Stock by wire transfer made on the Closing Date into an account specified by Gargoyles.

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             (b) Trillium. Trillium shall pay the purchase price for its
Gargoyles Common Stock by executing and delivering to Gargoyles on the Closing Date a promissory note in the principal amount of the purchase price set opposite Trillium's name on the attached Exhibit 2 (the "Third Trillium Note"). Interest on the Third Trillium Note shall accrue at the rate of seven percent (7%) per annum. Only accrued interest on the Third Trillium Note shall be payable beginning with the first payment of interest due April 1, 1995 and continuing on the first day of each month thereafter so long as any principal amount shall remain unpaid. The principal amount of the Third Trillium Note shall be due in full on January 2, 1996. The Third Trillium Note shall carry a prepayment prohibition. All payments to Burns under the terms of the Third Trillium Note shall be paid to Burns free and clear of any restrictions, conditions, claims, counterclaims, or defenses, and free and clear of and without deductions, set-offs, or withholdings of any nature, present or future.

         2.4 REDEMPTION

         Subject to the terms and conditions of this Agreement, on the Closing Date Gargoyles shall redeem from Burns six hundred thousand (600,000) shares (the "Redemption") of his Gargoyles Common Stock (the "Redeemed Shares") for a redemption price of Ten Million Eight Hundred Ninety Five Thousand Five Hundred Dollars ($10,895,500) plus the agreed value of all Gargoyles personal property which will be distributed to Burns at Closing as listed on Exhibit 8.9 hereto (the "Redemption Price"). The Redemption Price shall be paid by (i) delivery by Gargoyles to Burns of a promissory note in principal amount of Four Million Four Hundred Eighty-Nine Thousand Five Hundred Eighty and 00/100 Dollars ($4,489,580.00) (the Burns Note"), and (ii) wire transfer of the balance of the purchase price made on the Closing Date into an account or accounts specified by Burns. Interest on the Burns Note shall accrue at the rate of seven percent (7%) per annum. Only accrued interest on the Burns Note shall be payable beginning with the first payment of interest due April 1, 1995 and continuing on the first day of each month thereafter so long as any principal amount shall remain unpaid. The principal amount of the Burns Note shall be due in full on January 2, 1996. The Burns Note shall carry a prepayment prohibition. The Burns Note shall be secured in full by an irrevocable stand-by letter of credit on terms reasonably acceptable to Gargoyles and Burns. All payments to Burns under the terms of the Burns Note shall be paid to Burns free and clear of any restrictions, conditions, claims, counterclaims, or defenses, and free and clear of and without deductions, set-offs, or withholdings of any nature, present or future.

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         The Redeemed Shares, the Optioned Shares, the Pro-Tec Common Stock and
the Gargoyles Common Stock to be purchased and sold under this Agreement shall hereinafter be referred to collectively as the "Stock."

3. CLOSING

         3.1 DATE; LOCATION

         The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Trillium, 1313 North Commercial, Bellingham, Washington at 10:00 AM local time on or before March 24, 1995 or such other date as the parties hereto may agree (the "Closing Date").

         3.2 DELIVERIES

         Subject to satisfaction or waiver of the conditions to Closing set forth herein, on the Closing Date:

             (a) Burns shall deliver to each of the Investors in accordance with stock certificates representing the Pro-Tec Stock held by Burns to be purchased by the Investors, duly endorsed in blank or accompanied by stock powers duly executed by Burns and the Investors shall wire transfer the purchase price for such shares into the account specified by Burns;

             (b) Burns shall deliver to each of the Investors stock certificates representing the Optioned Shares, duly endorsed in blank or accompanied by stock powers duly executed by Burns, and the Investors shall wire transfer the purchase price for such shares into the account specified by Burns. In addition, Burns and the Investors, shall execute and deliver the Assignment and Assumption of Amended and Restated Option Agreement substantially in the form of the attached Exhibit 3.2;

             (c) Gargoyles shall deliver to the Investors stock certificates representing the Gargoyles Common Stock to be newly issued to the Investors. Trillium shall execute and deliver to Gargoyles the Trillium Note, and the other Investors shall wire transfer the purchase price for such newly issued shares into the account specified by Gargoyles;

             (d) Burns shall deliver to Gargoyles stock certificates representing the Redeemed Shares, duly endorsed in blank or accompanied by stock powers duly executed by Burns, and Gargoyles shall execute and deliver to Burns the Burns Note and shall wire transfer the balance of the Redemption Price into the account specified by Burns. Gargoyles shall also execute and deliver to Burns a bill of sale for the personal property to be distributed to Burns at closing;

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             (e) Burns, Hauff and the Companies shall each deliver to the
Investors a certificate dated as of the Closing Date stating that all the representations and warranties made by them hereunder are true as of the Closing Date; and

             (f) the parties hereto shall deliver each of the other instruments or documents required to be delivered at Closing under the terms of this Agreement (the "Related Documents").

4. REPRESENTATIONS AND WARRANTIES OF BURNS; CERTAIN TAX REPRESENTATIONS BY BURNS AND THE COMPANIES

         4.1 REPRESENTATIONS AND WARRANTIES OF BURNS

         Burns represents and warrants to the Investors, the Companies and Hauff that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

             (a) Authority of Burns. Burns has full right, power, capacity and authority to execute and deliver this Agreement and the Related Documents to be executed and delivered by Burns hereunder. This Agreement has been, and each of the Related Documents to be executed by Burns will be, duly executed and delivered by Burns and will constitute a valid and binding obligation of Burns enforceable against Burns in accordance with their terms.

             (b) Ownership of Stock. As of the date hereof with respect to the Companies, and immediately prior to the Closing with respect to Gargoyles and Pro-Tec, the issued and outstanding Stock is owned as set forth on the attached
Schedule 4.1(b). Except for the Hauff Option, the Stock is validly issued, fully paid and non-assessable shares of common stock owned of record and beneficially by parties listed on Schedule 4.1(b), free and clear of all liens, charges, encumbrances, agreements, claims or restrictions of any kind ("Liens"), by or on the part of any person, firm, corporation or other entity ("Person"), and upon delivery of the certificates representing the Stock duly endorsed in blank or accompanied by a duly executed stock power, good and marketable title to the Stock will be sold, assigned, conveyed, transferred and delivered to the Investors or Hauff, as the case may be, free and clear of all Liens by or on the part of any Person.

             (c) No Broker or Finder. Burns has retained no broker in connection with the transactions contemplated by this Agreement nor has he dealt with a broker or finder in connection with the transactions contemplated by this Agreement which would create an entitlement by any Person to a finders' or brokers' fee.

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             (d) Accuracy of Statements. Neither this Agreement nor any of the exhibits, schedules, written statements, documents, certificates or other items furnished to the Investors by or on behalf of Burns with respect to this Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

         4.2 REPRESENTATION AND WARRANTIES OF BURNS AND THE COMPANIES REGARDING TAXES

         Burns and the Companies jointly and severally represent and warranty to the Investors that each of the Companies has prepared and filed in a timely manner all tax returns and reports required to be filed by law. Such returns and reports are true, correct and complete in all material respects. Each of the Companies has timely paid, or made adequate provisions for the payment in full of, all taxes and other assessments which are due or that will become due pursuant to such returns, except those presently being contested by them in good faith. The provision, if any, for taxes of the Companies in respect of taxes as shown in the Financial Statements or the Review Statements, as defined below, of the Companies is adequate for taxes due or accrued as of the date thereof. Except as set forth on Schedule 4.2, no deficiencies for taxes, fees or other charges have been proposed or assessed by any taxing authority against the Companies. The Companies have no knowledge of any ongoing or pending examinations or audits with respect to taxes owed by the Companies by any taxing authority, and the Companies have no knowledge of any facts that, if known to any taxing authority, would be likely to result in the issuance of a notice of proposed deficiency or similar notice of intention to assess any taxes against the Companies. None of the Companies has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Except as set forth on Schedule 4.2, none of the Companies' tax returns or tax compliance filings have ever been audited by governmental authorities. Any taxes, fees or other charges imposed upon any of the Companies under any applicable law payable in connection with the execution and delivery of, or the consummation of, the transactions contemplated by this Agreement shall be paid by the Companies on a timely basis (including any penalties or interest payable in respect of such taxes, fees or other charges).

5.       REPRESENTATIONS AND WARRANTIES OF HAUFF

         5.1 TO INVESTORS

         Hauff represents and warrants to the Investors that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

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             (a) Authority. Hauff has full right, power, capacity and authority to execute and deliver this Agreement and the Related Documents to be executed and delivered by Hauff hereunder. This Agreement has been, and each of the Related Documents to be executed by Hauff will be, duly executed and delivered by Hauff and will constitute a valid and binding obligation of Hauff enforceable against Hauff in accordance with their terms.

             (b) No Broker or Finder. Hauff has retained no broker in connection with the transactions contemplated by this Agreement nor has he dealt with a broker or finder in connection with the transactions contemplated by this Agreement which would create an entitlement by any Person to a finders' or brokers' fee.

             (c) Accuracy of Statements. Neither this Agreement nor any of the exhibits, schedules, written statements, documents, certificates or other items furnished to the Investors by or on behalf of Hauff with respect to this Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

         5.2 TO BURNS

         Hauff represents and warrants to Burns that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

             (a) Disclosure of Third Party Inquiries. Except as set forth on
Schedule 5.2(a), Hauff has not received within the last three years any third party serious inquiries with follow-up discussions or offers, whether written or oral, to purchase all or part of the stock or assets of the Companies nor any inquiries or offers to purchase or license or transfer any of the Companies' patents, trademarks, intellectual property rights, discoveries, inventions, designs, experimental work, or trade secrets.

             (b) Disclosure of Contract Expectancies and Business Opportunities. Except as disclosed on Schedule 5.2(b), Hauff has disclosed to Burns all material contract expectancies and business opportunities of the Companies arising within the last two years. A contract expectancy or business opportunity includes: any solicitation, negotiation, or discussion, whether written or oral, with a prospective customer of any of the Companies involving a transaction, potential transaction, or series of transactions in an amount greater than $500,000; any solicitation, negotiation, or discussion, whether written or oral with a current customer of any of the Companies in an amount greater than $500,000. For purposes of this

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representation, a contract expectancy or business opportunity shall only exist if the Companies have entered into negotiations with that prospective customer or current customer and there is a reasonable expectation by the Companies that the expectancy opportunity will occur.

             (c) Gargoyles Common Stock. All Gargoyles Common Stock issued to Hauff was validly issued, fully paid, and non-assessable, and was issued in compliance with any applicable federal or state securities laws.

             (d) Pro-Tec Common Stock. All Pro-Tec Common Stock issues to Hauff was validly issued, fully paid, and non-assessable, and was issued in compliance with any applicable federal or state securities laws.

6.       REPRESENTATIONS AND WARRANTIES OF THE COMPANIES, BURNS AND HAUFF

         The Companies, Burns and Hauff jointly and severally represent and warrant to the Investors that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing
Date:

         6.1 ORGANIZATION AND GOOD STANDING

         Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington. Each of the Companies has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted in the state of Washington. The Companies have sales representatives and/or distributors outside the state of Washington but do not have offices or own or operate properties in any state other than Washington. None of the Companies is duly qualified to do business as a foreign corporation in any state in the USA. As of the Closing, the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of Gargoyles and Pro-Tec will be in the forms attached to Exhibit 6.1, and, in such form, will be true, correct and complete and contain all amendments through the Closing Date. None of the Companies have any subsidiaries.

         6.2 CORPORATE POWER AND AUTHORITY

         Each of the Companies has all requisite corporate power and authority to execute and deliver this Agreement and all the Related Documents to be executed and delivered by the Companies hereunder and to carry out and perform its obligations under the terms of this Agreement and the Related Documents. The execution, delivery and performance of this Agreement and the Related Documents have been duly authorized by all requisite action on the part of the officers, directors and

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shareholders of the Companies. This Agreement and each of the Related Documents to which the Companies are a party have been, and at closing will be, duly executed and delivered by each of the Companies and will constitute, a valid and binding obligation of each of the Companies enforceable against the Companies in accordance with their terms.

         6.3 CAPITALIZATION OF GARGOYLES

         As of the date of this Agreement, the authorized capital stock of Gargoyles consists solely of shares of Gargoyles Common Stock, of which 72 shares are issued and outstanding, and held of record by Burns, who owns 68.4 shares, and Hauff, who owns 3.6 shares. All of the Gargoyles Common Stock is validly issued, fully paid and non-assessable, and was issued without violation of any applicable federal or state securities laws or any preemptive or similar rights. Other than as contemplated by this Agreement and the Hauff-Gargoyles Employment Agreement or as disclosed on Schedule 6.3, there are no agreements, arrangements, options, warrants, calls, rights or other commitments of any kind whatsoever relating to the issuance, sale, purchase, retirement or redemption of any shares of capital stock of Gargoyles, including the Gargoyles Common Stock.

         6.4 CAPITALIZATION OF PRO-TEC

         The authorized capital stock of Pro-Tec consists solely of the Pro-Tec Common Stock, of which 56,000 shares are issued and outstanding, and held of record by Burns, who owns 50,400 shares, and Hauff, who owns 5,600 shares. All of the Pro-Tec Common Stock is validly issued, fully paid and non-assessable, and was issued without violation of any applicable federal or state securities laws or any preemptive or similar rights. Other than as contemplated by this Agreement and the Hauff-Pro-Tec Employment Agreement or disclosed on Schedule 6.4, there are no agreements, arrangements, options, warrants, calls, rights or other commitments of any kind whatsoever relating to the issuance, sale, purchase, retirement or redemption of any shares of capital stock of Pro-Tec, including the Pro-Tec Common Stock.

         6.5 FINANCIALS

         Gargoyles has delivered to the Investors audited financial statements for the period ending November 30, 1994, and the interim statements of income prepared by Gargoyles for the months of December 1994 and January 1995 (the "Financial Statements") together with the reports thereon of McClinton, Workman and Associates, P.S., an independent certified public accounting firm ("McClinton, Workman"). Pro-Tec and Antone have delivered to the Investors reviewed and compiled, respectively, financial statements for the period ending November 30,

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1994, for Pro-Tec and December 31, 1994, for Antone (the "Reviewed and Compiled
Statements") together with reports thereon of McClinton, Workman. The Financial Statements and Reviewed and Compiled Statements, together with the notes related thereto, are complete and correct in all material respects and fairly present the financial condition of the Companies as of the dates indicated therein, all in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Investors acknowledge they have received and have had the opportunity to review Gargoyles statements of income for the months of December 1994 and January 1995.

         6.6 OPERATIONS SINCE BALANCE SHEET DATES

             (a) Except as set forth in Schedule 6.6(a), since the date of the audited or reviewed, as the case may be, balance sheets dated as of the last day of the accounting year ending in 1994 for each of the Companies (the "Balance Sheet Dates"), there has been no material adverse change in the assets, properties, liabilities, business, prospects or condition (financial or otherwise) of the Companies and no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future.

             (b) Except as set forth in Schedule 6.6(b), since the Balance Sheet Dates, the Companies have conducted their businesses in the usual, regular and ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Dates (except as contemplated by this Agreement), the Companies have not:

                 (i) issued, delivered, or agreed to issue or deliver, or granted any option, warrant or other right to purchase or otherwise acquire any capital stock or security convertible into or exchangeable for capital stock, or issued or agreed to issue any bonds, notes or other securities or evidences of indebtedness, or borrowed or agreed to borrow any funds;

                (ii) sold, leased, transferred or otherwise disposed of or mortgaged or pledged, or imposed or suffered to be imposed any Lien on any of their assets, other than in the ordinary course of business;

               (iii) increased the rate of compensation or commission payable or made any accrual or arrangement for or payment of any bonus or special compensation of any kind or any severance or termination pay to any officer or employee or commissioned salesperson or similar agent;

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
                 (iv) made or declared, or agreed to make or declare, any payment of dividends or distributions to stockholders;

                  (v) entered into any material contract or other agreement of any amendment or termination thereof;

                 (vi) made any change in the accounting policies, methods or practices followed by the Companies; or

                (vii) entered into or become committed to enter into any other transaction except in the ordinary course of business.

         6.7 UNDISCLOSED LIABILITIES

         Except as reflected in the Financial Statements or as disclosed on
Schedule 6.7, the Companies have no material liabilities, contingent or otherwise, or obligations other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments duly entered into by the Companies in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the condition (financial or otherwise) or operating results of the Companies. For purposes of this Section 6.7, undisclosed liabilities shall not be financially material unless they exceed in the aggregate One Hundred Thousand Dollars ($100,000).

         6.8 OUTSTANDING INDEBTEDNESS

         Except as reflected in the Financial Statements or as disclosed on
Schedule 6.8, the Companies have no indebtedness for borrowed money which the Companies have directly or indirectly created, incurred, assumed or guaranteed, or with respect to which the Companies have become directly or indirectly liable.

         6.9 ACCOUNTS RECEIVABLE

         Except to the extent reflected in Schedule 6.9 hereto, the accounts receivable of the Companies, as reflected in the Financial Statements and thereafter arising, are (i) owned by the Companies and are not subject to any Lien, (ii) not subject to any offset, deduction, defense, dispute or counterclaim, (iii) not subject to any discounts or allowances, and (iv) legal, valid and binding obligations of the account debtors in respect of such accounts receivable. The Companies cannot warrant the financial viability of any of the account debtors, but to the best of the Companies' knowledge the accounts receivable are collectible.

         6.10 INVENTORY

         Except as set forth on Schedule 6.10, the inventory of the Companies as reflected in the Financial Statements and thereafter acquired, is (i) owned by the Companies and not subject to any Lien, (ii) in good and salable condition,
(iii) not obsolete or unmerchantable and (iv) valued on the Companies' books, records and reports at the lower of cost or fair market value (assuming an orderly disposition).

         6.11 COMPLIANCE WITH LAWS

         The Companies have complied in all material respects and are in compliance in all material respects with all federal, state, local and foreign laws, rules, regulations, ordinances, orders, decrees and similar requirements applicable to them, their businesses, their properties or their employees. None of the Companies has received written notice of any asserted present or past unremedied failure by the Companies to comply with any of the foregoing.

         6.12. LITIGATION

         Except as set forth on Schedule 6.12, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Burns, Hauff or the Companies, threatened against any of the Companies, or any of their properties, including intellectual properties, before any court or governmental agency. Except as set forth on Schedule 6.12, none of the Companies is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality and there is no action, suit, proceeding or investigation by any of the Companies currently pending or that and of the Companies intend to initiate.

         6.13 INTENTIONALLY LEFT BLANK

         6.14 EMPLOYEE MATTERS

              (a) Schedule 6.14(a) sets forth a list of all employees of the Companies and sets forth the following information with respect to each employee: employee name, title, current salary, commissions, bonuses, fringe benefits, hire date, and whether any employment agreement exists between the Companies and any employee.

              (b) None of the Companies is a party to any collective bargaining agreement, and there currently exists no demand for collective bargaining by any union or labor organization.

              (c) None of the Companies is aware that any of their employees or agents or any other person working on behalf of any of the Companies is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere materially with the use of the employee's best efforts to promote the interests of the Companies or that would materially conflict with the Companies' businesses. To the best knowledge of the Companies, no employee of any of the Companies is in violation of any material term of any employment contract, proprietary information agreement or other contract or agreement relating to the relationship of such employee with any of the Companies or any other party because of the nature of the business conducted by the Companies.

              (d) With respect to all employees and former employees, except as set forth on Schedule 6.14(d), none of the Companies presently maintains, contributes to, or has any liability (including current or potential multi-employer plan withdrawal liability) under any (i) non-qualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) qualified defined contribution retirement plan, (iii) qualified defined benefit pension plan, (iv) funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an employee welfare benefit plan as defined in Section 3(1) of ERISA, or (v) any other employee welfare benefit plan.

         6.15 THIRD PARTY CONSENTS

         Except as set forth on Schedule 6.15, neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder requires the approval or consent of any Person, governmental authority, or any party to any contract with Burns, Hauff, or any of the Companies.

         6.16 TITLE TO ASSETS

         Except as set forth on Schedule 6.16, each of the Companies has good and marketable title to its properties and assets as reflected in the Financial Statements, and has good title to all their leasehold interests, in each case subject to no Liens except (i) Liens in respect of current taxes not yet due and payable and (ii) Liens reflected in the Financial Statements. With respect to properties and assets which are leased by the Companies, the Companies are in compliance with such leases in all material respects and hold valid leasehold interests free of any material Liens, claims or encumbrances. The assets, whether owned, licensed or leased by the Companies, constitute all the assets necessary or appropriate to conduct the Companies' businesses. None of the Companies own any real property.

         6.17 PERMITS

         Except as set forth on Schedule 6.17, the Companies own, hold or possess all governmental and regulatory licenses, registrations, franchises, permits, privileges, immunities, approvals and other authorizations which are necessary to entitle them to carry on and conduct their businesses substantially as currently conducted (the "Permits"). The Companies have fulfilled and performed their obligations under each of the Permits which, if failed to be performed, could have a material adverse effect on the Companies.

         6.18 INTELLECTUAL PROPERTY

              (a) Except as set forth on Schedule 6.18(a), each of the Companies owns or otherwise has rights or licenses to use or possess the patents, trademarks, service marks, tradenames, copyrights, licenses, applications for patents, inventions, trade secrets, know-how, proprietary processes and formulae, and other intellectual property rights used in or necessary to the operation of the businesses of the Companies (the "Intellectual Property").

              (b) Schedule 6.18(b) contains a list of the Intellectual Property of each of the Companies which has been duly registered in, filed in, or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other countries, states or other jurisdictions (the "Registers"). Neither Burns, Hauff or the Companies have any knowledge (i) of an adverse claim of ownership by any third party of any of the Companies' Intellectual Property, (ii) of any invalidity or unenforceability of any of the Companies' Intellectual Property, or (iii) of any act of fraud or inequitable conduct committed on the Registers.

              (c) Except as set forth on Schedule 6.18(c), use of the Companies' Intellectual Property does not require the consent of any third party, and the same are freely transferable and are owned exclusively by the Companies free and clear of any attachments, security interests, Liens, royalties, encumbrances, adverse claims, licenses or any other ownership interest whatsoever.

              (d) Except as set forth on Schedule 6.18(d), to the best knowledge of the Companies there are no claims, actions, or proceedings pending by or against the Companies with respect to its Intellectual Property. In addition, to the best knowledge of Burns, Hauff and the Companies, the use by the Companies of any of the

Intellectual Property in any of the Companies' businesses as currently conducted or as proposed to be conducted will not infringe any trademarks, service marks, trade names, copyrights patents or other rights of another Person.

              (e) Schedule 6.18(e) contains a list of license agreements and other contracts currently being negotiated for and on behalf of the Companies with any third parties related to any of the Intellectual Property.

              (f) Investors acknowledge that the Companies have actively pursued intellectual property rights that may give rise to future litigation not presently pending. Investors have had the opportunity to inquire with the Companies' legal counsel on Patents and Intellectual Property regarding the Intellectual Property of the Companies, pending application for patents, inventions, trade secrets, proprietary processes and formulae, as well as all pending claims, actions, or proceedings regarding Intellectual property.

         6.19 CUSTOMERS; SALES

         Schedule 6.19 hereto contains a list of the top ten (10) customers of Gargoyles (measured by dollar amount) and the sales figures for such customers for the years ended 1993 and 1994 and projections for sales in 1995. Except as set forth in Schedule 6.19, neither Burns, nor Hauff nor Gargoyles knows of any fact which would lead any of them to believe that any of such listed customers will change materially their business relationship with Gargoyles.

         6.20 SUPPLIERS OF GOODS AND SERVICES

         Schedule 6.20 hereto contains a list of the top ten (10) suppliers of goods and/or services to the Companies (measured by dollar amount) and the total cost of goods or services purchased from such suppliers for the years ended 1993 and 1994 and projections for purchases in 1995. Except as set forth in Schedule 6.20, neither Burns, nor Hauff nor any of the Companies knows of any fact which would lead any of them to believe that any of such listed suppliers will change materially their business relationship with the Companies.

         6.21 INSURANCE

         The Companies currently have insurance contracts or policies in full force and effect, and have had in full force and effect during the past two years, which provide for coverages that are usual and customary as to amount and scope in respect to the Companies' businesses. Schedule 6.21 contains a list of all such insurance policies and a summary of coverages under each such policy.

         6.22 ENVIRONMENTAL MATTERS

         The operations of the Companies comply and have at all times complied in all material respects with all applicable laws, rules and regulations concerning environmental health and safety. The Companies have obtained all environmental, health and safety permits necessary for their operations and all such permits are in good standing. The Companies are, in all material respects, in compliance with all terms and conditions of such permits. None of the Companies has been notified that any of their present or past operations is the subject of any investigation by any governmental authority evaluating whether any remedial action is required nor has it needed to respond to or file any notice with respect to a release or threatened release of a hazardous or dangerous substance or other contaminant into the environment. None of the Companies, nor to the best knowledge of Burns, Hauff or the Companies, has any agent or subcontractor of the Companies, disposed of any hazardous or dangerous substance or other contaminants in violation of any requirement of law.

         6.23 PRODUCTS LIABILITY

         Except as set forth in Schedule 6.23 hereto, there are no claims by or before any court or governmental or other regulatory or administrative agency, commission or other authority against or involving the Companies concerning any product manufactured, repaired, shipped, sold or delivered by or on behalf of any of the Companies which is pending or, to the best knowledge of the Companies, threatened, and there has been no happening or event which has occurred as a result of a defect in a product manufactured, repaired, shipped, sold or delivered by or on behalf of any of the Companies and which might give rise to liability on the part of any of the Companies. Investors acknowledge that the Companies have placed consumer products in the stream of commerce in the U.S.A. and throughout the world which may give rise to future product liability claims. Consumer products include but are not limited to: eyewear, face guards, protective helmets, sunglasses, protective eyeglasses, and shin guards.

         6.24 RELATED PARTY TRANSACTIONS

         Except as disclosed on Schedule 6.24, no current or former shareholder, director, officer, or employee, or any of their affiliates (as defined in Rule 144 of the Securities Act of 1933, as amended (the "Securities Act")) is, or since January 1, 1990, has been (i) a party to any transaction with any of the Companies, (ii) the direct or indirect owner of any interest in any business organization which is a present or potential competitor of, customer of, or supplier of products and/or services to the Companies, or (iii) the recipient of income from any source other than the Companies which relates to the business of, or should properly accrue to, the Companies. For any natural person, the term "affiliate" shall include but not be limited to any of such person's immediate family members and their affiliates.

         6.25 NO BROKER OR FINDER

         None of the Companies has retained a broker in connection with the transactions contemplated by this Agreement or has dealt with a broker or finder in connection with the transactions contemplated by this Agreement which would create an entitlement by any Person to a finders' or brokers' fee.

         6.26 ACCURACY OF STATEMENTS

         Neither this Agreement nor any of the exhibits, schedules, written statements, documents, certificates or other items furnished to the Investors by or on behalf of the Companies with respect to this Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

7.       REPRESENTATIONS AND WARRANTIES OF INVESTORS

         In the case of the Investors, each such Investor severally represents and warrants to Burns, Hauff and the Companies that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

         7.1 AUTHORITY

         Each individual Investor represents and warrants that such Investor has full right, power, capacity and authority to execute and deliver this Agreement and the Related Documents to be executed and delivered by such Investor hereunder. With respect to Trillium, Trillium represents it is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington and that it has all requisite corporate power and authority to execute and deliver this Agreement and all the Related Documents to be executed and delivered by Trillium hereunder and to carry out and perform its obligations under the terms of this Agreement and the Related Documents. This Agreement has been, and each of the Related Documents to be executed by such Investor will be, duly executed and delivered by such Investor and will constitute a valid and binding obligation of such Investor enforceable against such Investor in accordance with their terms.

         7.2 SOPHISTICATION OF THE INVESTORS

         In connection with the purchase of the Gargoyles Common Stock and the Pro-Tec Common Stock hereunder, each such Investor acknowledges, represents and warrants to the Companies, Burns and Hauff as follows:

              (a) That such Investor has the financial ability to bear the economic risk of an investment in the Gargoyles Common Stock and the Pro-Tec Common Stock, has adequate means of providing for such Investor's current needs and personal contingencies, has no need for liquidity in such investment and can afford a complete loss of such investment;

              (b) That such Investor is aware that an investment in the Gargoyles Common Stock and the Pro-Tec Common Stock involves certain risks, that such Investor has sufficient knowledge and experience in financial and business matters to be able to evaluate the merits and risks of an investment in the Gargoyles Common Stock and the Pro-Tec Common Stock and that such Investor has reviewed the merits of such an investment in the Gargoyles Common Stock and the Pro-Tec Common Stock with tax and legal counsel and with an investment adviser to the extent such Investors has deemed advisable;

              (c) That such Investor has been given a full opportunity to ask questions and to receive answers from the control persons of the Companies, including Burns and Hauff, concerning the business of each of the Companies and to obtain additional information necessary to verify the accuracy of the information delivered them pursuant to this Agreement and such other information as such Investor desired in order to evaluate an investment in the Gargoyles Common Stock and the Pro-Tec Common Stock, and all such questions have been answered to the full satisfaction of such Investor;

              (d) That such Investor acknowledges that the Gargoyles Common Stock and the Pro-Tec Common Stock have not been registered under the Securities Act or the securities laws of certain states and that the Companies are relying on specific exemptions from registration thereunder, and such Investor agrees that such Investor's Gargoyles Common Stock and Pro-Tec Common Stock may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act and applicable state securities laws and the restrictions imposed by this Agreement and the Related Documents, which restrictions require the approval of the Companies and/or other shareholders for the transfer of any Gargoyles Common Stock or Pro-Tec Common Stock, as the case may be. Such Investor has been advised that neither Gargoyles nor Pro-Tec has an obligation to cause the Gargoyles Common Stock or the Pro-Tec Common Stock to be registered under the Securities Act or to comply with any exemption under the Securities Act. Such Investor understands that it is not anticipated that there will be any market for resale of the Gargoyles Common Stock or the Pro-Tec Common Stock, and that it may not be possible for such Investor to liquidate the investment on an emergency basis. Such Investor understands the legal consequences of the foregoing to mean that such Investor must bear the economic risk of such Investor's investment in the Gargoyles Common Stock and the Pro-Tec Common Stock for an indefinite period of time;

              (e) Such Investor understands that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Gargoyles Common Stock or the Pro-Tec Common Stock; and

              (f) Such Investor is acquiring the Gargoyles Common Stock and the Pro-Tec Common Stock in good faith solely for such Investor's own account, for investment purposes and not with a view to, or for, subdivision, distribution, fractionalization or resale, or for the account, in whole or in part, to others. Further, such Investor will hold the Gargoyles Common Stock and the Pro-Tec Common Stock as an investment and has no reason to anticipate any change in circumstances or other particular occasion or event which would cause such Investor to attempt to sell any of the Gargoyles Common Stock and Pro-Tec Common Stock purchased hereunder.

         7.3 NO BROKER OR FINDER

         Such Investor has retained no broker in connection with the transactions contemplated by this Agreement and has dealt with no broker or finder in connection with the transactions contemplated by this Agreement which would create an entitlement by any Person to a finders' or brokers' fee.

         7.4 FUTURE SALE

         Such Investor does not intent to sell in whole or in part before the first anniversary of the Closing the Companies' assets or stock to undisclosed third Persons for profit. Except as set forth in Schedule 7.4, such Investor has not received or initiated any third-party inquiries or offers, whether written or oral, to purchase all or part of the stock or assets of the Companies; nor any inquiries or offers to purchase or license any of the Companies' Intellectual Property. Such Investor has not had discussions with Oakley regarding the sale or future sale of all or part of the Companies' stock, assets or Intellectual Property to Oakley or any affiliate or subsidiary company of Oakley. If there is a sale or transfer of the Companies' stock or assets or Intellectual Property to Oakley on or before the first anniversary of the Closing, such Investor agrees to pay to Burns thirty-three percent (33%) of the net gain of such Investor on the sale to Oakley. For purposes of this Subsection 7.4, "net gain" shall be the selling price to Oakley reduced by the costs of the sale and further reduced by the Investors' cost basis in the stock sold to Oakley.

8.       COVENANTS OF BURNS, HAUFF AND THE COMPANIES

         Burns, Hauff, and the Companies covenant to and agree with the Investors as follows:

         8.1 CONDUCT OF BUSINESSES PENDING THE CLOSING

         From the date of this Agreement to the Closing Date, the Companies shall operate their businesses in the ordinary and usual course and shall maintain their records and books of account in a manner that fairly and accurately reflects its transactions, assets and liabilities and otherwise in accordance with standard accounting practices applied on a basis consistent with prior periods. The Companies shall pay and discharge all obligations and indebtedness as they come due in a manner consistent with past practice. Burns, Hauff and the Companies shall exercise their best efforts to preserve intact the present business organization and personnel of the Companies, preserve the present goodwill of the Companies with all persons having business dealings with them, and comply with all laws applicable to the conduct of the Companies' businesses.

         8.2 REPRESENTATIONS AND WARRANTIES; INTERFERENCE

         Burns, Hauff, and the Companies shall each conduct their businesses in such a manner that the representations and warranties of each of them contained in this Agreement shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and none of the parties hereto shall take any action which would interfere with or prevent performance of this Agreement.

         8.3 ACCESS TO RECORDS AND ASSETS OF THE COMPANIES

         From the date of this Agreement to the Closing Date, Burns, Hauff and the Companies agree to give to the Investors and their counsel, accountants and other authorized representatives, reasonable access during business hours to the offices, warehouse, properties, books and records of the Companies in order that the Investors may have full opportunity to make such reasonable investigations of the Companies as the Investors shall desire; provided, however, such investigation shall be conducted in a manner as not to interfere unreasonably with the operation of the Companies. The Investors agree that they shall be subject to all obligations of the Investors contained in the Confidentiality Agreement dated ____________, 1995, with respect to any confidential information disclosed by Burns, Hauff or the Companies to the Investors.

         8.4 PRO-TEC-HAUFF EMPLOYMENT AGREEMENT

         At Closing, Pro-Tec and Hauff shall terminate the Hauff-Pro-Tec Employment Agreement.

         8.5 NON-DISCLOSURE, NON-COMPETITION AND INDEMNITY AGREEMENT

         At Closing, Pro-Tec, Gargoyles and Burns shall execute and deliver a Non-Disclosure, Non-competition and Indemnity Agreement substantially in the form of the attached Exhibit 8.5.

         8.6 AMENDED LEASE FOR PREMISES

         At Closing, Burns, as landlord, and Gargoyles, as tenant, shall execute and deliver an Amendment to Lease Agreement for the Premises substantially in the form of the attached Exhibit 8.6.

         8.7 EMPLOYMENT AGREEMENTS; RESIGNATION OF BURNS

         At Closing, Gargoyles shall enter into employment agreements with Hauff, John Steckler (for both Gargoyles and Pro-Tec), Charles Bernheiser, Steve Kingma, and David W. Jobe substantially in the forms of the agreements attached hereto as Exhibits 8.7(a) through (f), respectively. At Closing, Burns shall resign as an employee of each of the Companies.

         8.8 INTELLECTUAL PROPERTY

         On or before the Closing Date, the Companies shall cause the following actions to be taken with respect to the Intellectual Property:

              (a) Deliver to the Investors the following documents: For each patent or copyright or application therefore set forth in Schedule 6.18(b) hereto, and including at least PCT applications corresponding to U.S. patent application serial number 08/198,183 and 08/216,528, (i) copies of recorded assignments or an abstract of title or similar documentation showing a chain of title from the inventors or authors to the Companies and (b) copies of official filing receipts, postcard receipts or acknowledgments by a foreign associate attorney showing the filing date;

              (b) Adopt and authorize the implementation of an Intellectual Property Security Policy for each of Pro-Tec and Gargoyles substantially in the form of the attached Exhibit 8.8(b);

              (c) Adopt and authorize to be distributed to all employees of the Companies a Confidentiality Undertaking and Memorandum of Understanding in the form of the attached Exhibit 8.8(c); and

              (d) Gargoyles and Pro-Tec shall execute and deliver a Technologies Sharing Agreement substantially in the form of the attached Exhibit 8.8(d).

         8.9 PROPERTY TO BE TRANSFERRED TO BURNS

         Before the Closing Date, the personal property listed on Exhibit 8.9 owned by Antone and Pro-Tec shall be transferred to Burns. On the Closing Date, the personal property listed on Exhibit 8.9 owned by Gargoyles shall be transferred from Gargoyles to Burns. Burns shall pay when due all sales or use taxes payable upon transfer of such personal property.

         8.10 INVESTORS' GRANT OF OPTION TO HAUFF

         On the Closing Date, the Investors and Hauff shall execute and deliver an Option Agreement in form satisfactory to them under which the Investors, prorata, shall grant to Hauff the option to purchase Twenty-Five Thousand (25,000) of the Investors' shares of Gargoyles Common Stock to be purchased pursuant to the terms of Section 2.3 hereof.

9.       CONDITIONS OF BURNS AND HAUFF TO CLOSE

         The obligation of Burns to sell Stock to the Investors and for Burns and Hauff to consummate the transactions contemplated by this Agreement are subject to fulfillment of the following conditions at or prior to the Closing Date (unless waived in writing by Burns and/or Hauff, as the case may be):

         9.1 REPRESENTATIONS AND PERFORMANCE

         The representations and warranties made by the Investors hereunder shall be true and correct in all material respects at and as of Closing, and the Investors shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with by the Investors prior to or at Closing;

         9.2 FINANCING

         The Redemption Loan shall have closed and funds shall be available on or before the Closing Date to fund the Redemption; and

         9.3 SHAREHOLDERS AGREEMENT

         The Investors shall have executed and delivered at Closing Shareholders Agreements related to their shareholdings in each of Gargoyles and Pro-Tec substantially in the forms of the Shareholders Agreements attached hereto as
Exhibit 9.3.

10.      CONDITIONS OF THE INVESTORS TO CLOSE

         The obligation of the Investors to purchase Stock from Burns and Gargoyles and to consummate the transactions contemplated by this Agreement are subject to fulfillment of the following conditions at or prior to the Closing Date (unless waived in writing by the Investors):

         10.1 REPRESENTATIONS AND PERFORMANCE

         The representations and warranties made by Burns, Hauff and the Companies hereunder shall be true and correct in all material respects at and as of Closing, and Burns, Hauff and the Companies shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with by them prior to or at Closing;

         10.2 NO ADVERSE CHANGE

         Except as contemplated by this Agreement, there shall have been no material adverse change in the condition, business or operations, financial or otherwise, of the Companies from the date of this Agreement to the Closing Date;

         10.3 REVIEW OF FINANCIALS

         The Investors shall be satisfied with their review of the Financial Statements.

         10.4 FINANCING

         The Redemption Loan shall have closed and funds shall be available on or before the Closing Date to fund the Redemption, and the Investors shall have obtained financing, including the letter of credit, for the purchase of shares of Stock and funds shall be available on or before the Closing Date to the Investors to fund the purchase of the Stock from Burns; and

         10.5 SHAREHOLDERS AGREEMENT

         Hauff, Burns, Gargoyles and Pro-Tec shall have executed and delivered at Closing Shareholders Agreements related to their shareholdings in each of Gargoyles and Pro-Tec substantially in the forms of the Shareholders Agreements attached hereto as Exhibit 9.3(a) and (b), respectively.

11.      MEDICAL BENEFITS FOR BURNS AND FAMILY

         From and after the Closing Date, Burns and the members of his immediate family who are his dependents shall receive the medical and dental benefits provided by Gargoyles from time to time to its employees. The cost of such benefits shall be deemed self-employment compensation to Burns in consideration of services rendered as a director of Gargoyles. Burns shall pay all taxes related to such benefit.

12.      RIGHT TO PURCHASE PRODUCTS

         From and after the Closing Date so long as Burns is a shareholder of Gargoyles, the owners and employees of Deer Creek Ranch, a ranch owned by Burns and located in Oregon, shall have the right to purchase all products manufactured by the Companies, for personal use and not for resale, at the same price and for the same purpose offered to Gargoyles and Pro-Tec employees. In addition, so long as Burns is a director of Gargoyles, Burns and his immediate family shall be entitled to receive or purchase at a discount Gargoyles eyewear under the program established from time to time by Gargoyles for its Board of Directors. In addition, Burns shall receive at no cost to him Gargoyles eyewear for personal and promotional use; provided Burns shall receive no more than twenty-four (24) pairs of Gargoyles eyewear per year.

13.      PRO-TEC NOTE TO BURNS

         At Closing, Pro-Tec shall execute and deliver to Burns that certain Promissory Note, substantially in the form of the attached Exhibit 13. Gargoyles shall unconditionally guarantee the Pro-Tec Note with no right of set off.

14.      GARGOYLES NOTE TO BURNS; DISNEY SETTLEMENT

          At Closing, Gargoyles shall execute and deliver to Burns that certain Promissory Note, substantially in the form of the attached Exhibit 14. Pro-Tec shall unconditionally guarantee the Gargoyles Note with no right of set off. Burns and Gargoyles acknowledge and agree that Gargoyles has been negotiating a settlement with the Disney Company of a trademark infringement case filed by Gargoyles against the Disney Company in the United States District Court for the Western District of Washington (the "Disney Litigation"). By agreement in principal dated January 30, 1995, Gargoyles and the Disney Company reached a settlement of the Disney Litigation. If for any reason, settlement negotiations break down and the Disney Litigation is not settled and prosecution of the Disney Litigation is continued, then on the date Gargoyles resumes prosecution of such litigation the Gargoyles Note shall be reduced by the sum of One
Hundred Ninety-Five Thousand Dollars ($195,000) and all interest accrued thereon. If Gargoyles is successful and is awarded damages from the Disney Company in the Disney Litigation, then Burns shall receive Twenty-Five percent (25%) of the net damage award actually received by Gargoyles from the Disney Company.

15.      LOAN FROM US BANK FOR REDEMPTION

         To finance the Redemption, on or before the Closing Date, Gargoyles shall execute and deliver to US Bank the loan agreements and related instruments in a form acceptable to Gargoyles and Trillium (the "Redemption Loan"). Trillium shall guarantee the outstanding indebtedness under the Redemption Loan. As consideration for the guaranty, on the Closing Date, and annually thereafter so long as Trillium is the guarantor of the Redemption Loan, Gargoyles shall pay to Trillium a guaranty fee equal to one percent (1%) of the outstanding principal amount of the Redemption Loan.

16.      AMENDED AND RESTATED OPTION AGREEMENT BETWEEN HAUFF AND THE INVESTORS

         On the Closing Date, Hauff and the Investors shall execute and deliver an Amended and Restated Option Agreement with respect to Hauff's Option substantially in the form of the attached Exhibit 16.


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